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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY


                        MODIFICATION AGREEMENT dated as of June 13, 2001, among
                VIVENDI UNIVERSAL, a societe anonyme organized under the laws of France ("Parent"), METRONOME ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and MP3.COM, INC., a Delaware corporation (the "Company").

        WHEREAS Parent, Sub and the Company entered into an Agreement and Plan of Merger dated as of May 20, 2001 (the "Merger Agreement"); and

        WHEREAS Parent, Sub and the Company desire to amend certain provisions of the Merger Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties intending to be legally bound agree as follows:

        SECTION 1. Amendment to Section 4.01(a)(iv)(y). The first reference in
Section 4.01(a)(iv)(y) to "$100,000" shall be deleted and substituted with "$500,000", and the second reference to "$100,000" in such Section shall be deleted and substituted with "$3,000,000".

        SECTION 2. Amendment to Section 4.01(a)(v). The words "having an aggregate value in excess of $500,000" shall be inserted after the words "(including securitizations)" in Section 4.01(a)(v).

        SECTION 3. Amendment to Section 4.01(a)(viii). The reference in Section 4.01(a)(viii) to "$100,000" shall be deleted and substituted with "$1,000,000" and the reference in such Section to "$1,000,000" shall be deleted and substituted with "$3,000,000".

        SECTION 4. Amendment to Section 4.01(a)(x)(C). The reference in Section 4.01(a)(x)(C) to "of substantial value" shall be deleted and substituted with "that, individually, have a value in excess of $500,000 or, in the aggregate, have a value in excess of $2,000,000".

        SECTION 5. Amendment to Section 4.01(a)(xiv). The words ",other than in accordance with current business practices" shall be inserted at the end of
Section 4.01(a)(xiv).

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        SECTION 6. Effectiveness. This Modification Agreement shall be effective as of the date first written above.

        SECTION 7. Governing Law. This Modification Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

        IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Modification Agreement as of the date first written above.

                                       VIVENDI UNIVERSAL, S.A.,

                                       by  /s/ GEORGE E. BUSHNELL, III
                                           -------------------------------------
                                           Name: George E. Bushnell, III
                                           Title: Vice President


                                       METRONOME ACQUISITION SUB INC.,

                                       by  /s/ GEORGE E. BUSHNELL, III
                                           -------------------------------------
                                           Name: George E. Bushnell, III
                                           Title: Vice President and Secretary


                                       MP3.COM, INC.,

                                       by  /s/ PAUL L. H. OUYANG
                                           -------------------------------------
                                           Name: Paul L. H. Ouyang
                                           Title: Chief Financial Officer